SUB-ITEM 77H

MFS VARIABLE INSURANCE TRUST

As of June 30, 1999, entities beneficially owning more than 25% of any one series' voting securities, thereby becoming controlling entities of such series, are as follows:

                                                                    % OF
                                                                    SHARES
SERIES                        OWNER AND ADDRESS                      OWNED


MFS Emerging Growth Series/ 120 NO 25% HOLDERS FOR REPORT PERIOD

MFS Capital Opportunities Series/ 121   United of Omaha Life Insurance Company  68.66%
                                        United of Omaha - ATTN:  John Martin
                                        Omaha, Nebraska

MFS Research Series/ 122  Merrill Lynch Life Insurance Company   34.78%
                                        4804 Deer Lake Drive, East
                                        Building 3, Floor 4
                                        Jacksonville, Florida

MFS Growth With Income Series/ 123 NO 25% HOLDERS FOR REPORT PERIOD

MFS Total Return Series/ 124      No 25% HOLDERS FOR REPORT PERIOD

MFS Utilities Series/ 125     Ameritas Life Insurance Company             38.77%
                                  Separate Account VA-2 (Annuity)
                                     5900 O Street
                                          Lincoln, Nebraska

MFS High Income Series/ 126 United of Omaha Life Insurance Company        50.04%
                             ATTN:  John Martin
                              Mutual of Omaha Plaza
                               Omaha, Nebraska

MFS Global Governments Series/ 127           CUNA Mutual Life                  27.63%
                                          Variable Annuity Account
                                            2000 Heritage Way
                                          Waverly, Iowa
                                      United of Omaha Life Insurance Company        34.74%
                                       Mutual of Omaha Plaza
                                   Omaha, Nebraska

MFS Foreign & Colonial Emerging Markets      MFS Fund Distributors, Inc.               71.14%
Equity Series/ 128                           500 Boylston Street
                                        Boston, Massachusetts
                                        COVA Financial Services Life Ins. Co.            26.50%
                                              D/B/A COVA Variable Annuity A/C one
                                              ATTN:  Stacies Gannon
                                                P.O. B ox 295
                                                 Des Moines, IA

MFS Bond Series/ 129                         First Citicorp Life Insurance Company            39.32%
                                                        Citicorp Plaza
                                                        P.O. Box 7031
                                                        Dover, Delaware



MFS Limited Maturity Series/130              Valley Forge Life Ins. Co.             68.50%
                                                        Variable Annuity Separate Acc.
                                                        Financial Admin. Serv. Inc.
                                                        ATTN:  Financial Control
                                                        1290 Silas Deane Highway
                                                        Weathersfield, CT
MFS Money Market Series/ 131                  First Citicorp Life Insurance Company     76.68%
                                                        Citicorp Plaza
                                                        P.O. Box 7031
                                                        Dover, Delaware

MFS New Discovery Series/ 132                MFS Fund Distributors                 26.61%
                                                        c/o Thomas B. Hastings
                                                        500 Boylston Street
                                                        Boston, MA



 MFS Growth Series/ 133                       MFS Fund Distributors                71.31%
                                                        c/o Thomas B. Hastings
                                                        500 Boylston Street
                                                        Boston, MA
                                                        First Variable Life Insurance Company    28.64%
                                                        2122 York Road, Ste. 300
                                                        Oak Brook, IL

MFS Global Equity Series/ 134                MFS Fund Distributors    99.98%
                                                        c/o Thomas B. Hastings
                                                        500 Boylston Street
                                                        Boston, MA






         As of June 30, 1999, the following entities no longer beneficially owned more than 25% of any one series' voting securities, thereby ceasing to be controlling entities of such series.


           MFS Limited Maturity Series/ 130             MFS Fund Distributors, Inc.
                                                        500 Boylston Street
                                                        Boston, Massachusetts
           MFS Money Market Series/ 131                 Citicorp Life Insurance Company
                                                        Citicorp Plaza
                                                        P.O. Box 7031
                                                        Dover, Delaware
           MFS New Discovery Series/ 132                Paragon Life Insurance Company
                                                        100 S. Brentwood Blvd.
                                                        St. Louis, Missouri
